                                                                    EXHIBIT 99.1


================================================================================
                       VERTEX COMMUNICATIONS CORPORATION

                                  EXHIBIT 99.1
                                       TO
                          CURRENT REPORT ON FORM 8-K/A
         Date of Report (Date of Earliest Event Reported):  May 9, 1997

================================================================================

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement (the "Agreement") by and between TIW SYSTEMS, INC., a Nevada corporation formerly known as Vertex Acquisition Corporation and having its principal place of business in Santa Clara, Santa Clara County, California (the "Company"), and REIN LUIK (the "Executive"), a resident of Santa Clara, Santa Clara County, California, is made and entered into in Santa Clara, California, effective as of the 11th day of June, 1997 (the "Effective Date").


                              W I T N E S S E T H:


         WHEREAS, on even date herewith TIW Systems, Inc., a California corporation ("TIW") merged with and into the Company with the Company being the surviving corporation;

         WHEREAS, the Executive is a founder of TIW and currently serves as the President and Chief Executive Officer of TIW, and the Board of Directors of the Company (the "Board") recognizes that the Executive's participation in the management of the Company is vital to the continued growth and success of the Company; and

         WHEREAS, the Board desires to provide for the continued employment of the Executive, subject to the terms and conditions herein provided; and

         WHEREAS, the Executive is willing to commit himself to continue to serve the Company in the respective capacities hereinafter stated, subject to the terms and conditions herein provided;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:


                                       1

                              TERMS OF EMPLOYMENT

         1.1 EMPLOYMENT. The Company hereby employs the Executive as the President and Chief Executive Officer of the Company for and during the term hereof, or as such other executive officer of the Company as the Board may designate from time to time during the term hereof, subject to the discretion of the Board and the terms and conditions hereof. The Executive hereby accepts such employment pursuant to the terms and conditions set forth in this Agreement.

         1.2 DUTIES OF EXECUTIVE. The Executive shall serve and perform in the capacities described in Section 1.1 hereof and shall have such duties, responsibilities, and authorities as are designated for such offices pursuant to the Bylaws, as amended, of the Company, and as may be reasonably assigned to the





EXECUTIVE EMPLOYMENT AGREEMENT - Page 1

Executive from time to time by the Board; provided, however, the Executive shall, during the term hereof, continuously have and retain such duties, responsibilities, and authorities which are at least as significant in scope and substance as the duties, responsibilities, and authorities required of the Executive's respective offices and positions with the Company as of the Effective Date. Subject to the discretion of the Board, the Executive shall, and shall have commensurate authority to, direct, manage, supervise and control the business, affairs and property of the Company, including but not limited to: managing and coordinating the business operations and activities of the Company and its divisions and subsidiaries; promulgating, approving and implementing operating plans and administrative policies and fostering economy throughout the Company and its divisions and subsidiaries; acting as the principal public relations officer of the Company; approving the addition, elimination and/or modification of management and non-management positions and related personnel within the Company and its divisions and subsidiaries; approving salary and wage structures; and performing any and all other duties as the Executive shall deem necessary or appropriate for the efficient management and operation of the Company's business. The Executive shall report and be responsible to the Board.

         The Executive agrees to devote the Executive's full time, best efforts, abilities, knowledge and experience to the faithful performance of the duties, responsibilities, and authorities which may be reasonably assigned to the Executive and which are consistent with the Executive's executive offices described under Section 1.1 of this Agreement. Notwithstanding the preceding, the Executive may, without being in violation of the Executive's obligations hereunder, (i) serve on corporate, civic or charitable boards, or committees which are not engaged in business in competition with the Company or any subsidiary thereof, and (ii) invest the Executive's personal assets in such form or manner as will not require any material services by the Executive in the operation of the entities in which such investments are made, provided the Executive shall use his best efforts to pursue such activities in such a manner so that such activities shall not prevent the Executive from fulfilling his obligations to the Company hereunder.

         1.3 TERM. This Agreement shall become effective as of the Effective Date and shall continue in force and effect for successive three-year periods from each successive day thereafter, unless sooner terminated as provided in Section 1.8 of this Agreement. The term of this Agreement is sometimes hereinafter referred to as the "Employment Period."

         1.4 DIRECTORSHIP. The Executive agrees to serve as a Director of the Company during the Employment Period, if so elected by the shareholders of the Company; provided, however, that the Company shall indemnify the Executive for any and all liabilities incurred by the Executive in connection with serving the Company in any and all such capacities, to the maximum extent permitted by applicable state law, and in any case on a basis no less favorable than is currently provided to other members of the Company's Board.

         1.5 PLACE OF PERFORMANCE. In connection with the Executive's employment by the Company during the Employment Period, the Executive shall be based and the Executive's services shall be performed in Santa Clara, Santa Clara County, California, at the location where the Executive was employed immediately preceding the Effective Date hereof, or at any office or location not more than thirty (30) miles from Santa Clara, California, except for reasonable travel required in connection with the





EXECUTIVE EMPLOYMENT AGREEMENT - Page 2

Company's business to an extent substantially consistent with the Executive's business travel obligations to TIW as of the Effective Date hereof.

         1.6 COMPENSATION. The Company shall pay the Executive, as full compensation for services rendered by the Executive under this Agreement, as follows:

                 (a) ANNUAL BASE SALARY. The Company shall pay the Executive an annual base salary (the "Annual Base Salary") of TWO HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($210,000.00) per year, or such higher Annual Base Salary as may be determined from time to time during the term hereof in accordance with the provisions of subsection
         (b) of this Section 1.6 by the Compensation Committee of the Board or the Board, in its sole discretion, as applicable, prorated for any partial period of employment. Such Annual Base Salary shall be subject to all appropriate federal and state withholding and payroll taxes and shall be paid by the Company to the Executive in equal bi-weekly installments in accordance with the regular payroll policies and practices of the Company or in such other periodic installments and on such days during the month as the Company and the Executive shall mutually determine. The Company's compensation of the Executive by payments of the Annual Base Salary pursuant to this Section 1.6(a) shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company, nor shall such compensation in any way limit or reduce any other obligation of the Company hereunder; and, except to the extent specifically set forth herein, no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Annual Base Salary to the Executive during the term of this Agreement.

                 (b) ADJUSTMENTS TO ANNUAL BASE SALARY. The Annual Base Salary set forth in Section 1.6(a) of this Agreement shall be subject to adjustment annually, effective as of October 1 of each fiscal year of the Company during the term of this Agreement, beginning with the fiscal year commencing October 1, 1998, to reflect increases thereof, if any, authorized and approved by the Compensation Committee of the Board or the Board, as applicable. For purposes of this Agreement, any reference to "Annual Base Salary" herein shall mean the Executive's Annual Base Salary, as adjusted, as applicable.

                 (c) ANNUAL BONUS COMPENSATION. In addition to the Annual Base Salary set forth in Section 1.6(a) hereof and any other amounts of compensation payable to the Executive pursuant to any other provisions of this Agreement, the Company shall also pay the Executive discretionary annual bonus compensation ("Annual Bonus Compensation") in an amount, if any, determined by the Board and the Compensation Committee of the Board to be proper and appropriate for each fiscal year of the Company during the term of this Agreement. Such Annual Bonus Compensation shall be based upon such factors as the Board or the Compensation Committee of the Board shall deem appropriate and consistent with factors applicable to other executive officers of the Company, including (i) the Executive's contributions to the success of the business operations and the consolidated net- after-tax profits of the Company, its divisions and its subsidiaries for each fiscal year of the Company during the term hereof, as determined in accordance with generally accepted accounting principles, (ii) the consolidated revenues of the Company, its divisions and its subsidiaries for each fiscal year of the Company, and (iii) the





EXECUTIVE EMPLOYMENT AGREEMENT - Page 3
         general overall economic performance of the Company, its divisions and its subsidiaries for each fiscal year of the Company. Such Annual Bonus Compensation, if any, shall be paid by the Company to the Executive in the manner set forth in the resolution of the Board or the Compensation Committee of the Board, as applicable, authorizing and declaring the payment of such Annual Bonus Compensation to the Executive (the "Bonus Resolution"). Notwithstanding anything herein to the contrary, the Executive shall not be entitled to any Annual Bonus Compensation for any fiscal year of the Company or any part thereof during the term of this Agreement unless and until such Annual Bonus Compensation is determined and declared by the Board or the Compensation Committee of the Board, as applicable.

         1.7 EMPLOYMENT BENEFITS. In addition to the Annual Base Salary and any Annual Bonus Compensation payable to the Executive hereunder, the Executive shall be entitled to the following benefits upon satisfaction by the Executive of the eligibility requirements therefor, subject to the following limitations:

                 (a) SICK LEAVE BENEFITS AND DISABILITY INSURANCE. Unless this Agreement is terminated pursuant to the provisions of Section 1.8(a)(2) hereof, the Executive shall be paid sick leave benefits at the Executive's then prevailing Annual Base Salary rate during the Executive's absence due to illness or other temporary incapacity, reduced by the amount, if any, of worker's compensation, social security entitlement or disability benefits, if any, under the Company's group disability insurance plan, if any.

                 (b) HOSPITALIZATION, ACCIDENT, MAJOR MEDICAL AND DENTAL INSURANCE. During the Employment Period, the Company, at its own expense, shall provide the Executive (and all dependents of the Executive at the request and expense of the Executive) with group hospitalization, group accident, major medical, and disability insurance in amounts of coverage comparable to the coverage, if any, provided other executive officers of the Company.

                 (c) VACATIONS. The Executive shall be entitled to a reasonable paid vacation of not less than twenty (20) business days each calendar year during the Employment Period, exclusive of holidays and weekends, which vacation shall be taken by the Executive in accordance with the business requirements of the Company at the time and its vacation plans, policies and practices as applied to executive officers of the Company then in effect relative to this subject. The Executive shall also be entitled to compensation in respect of earned or accrued but unused vacation time based on the Executive's Annual Base Salary applicable at the time and to all paid holidays granted by the Company to its executive officers.

                 (d) EMPLOYMENT FACILITIES. During the Employment Period, the Company shall provide, at its expense, appropriate and adequate office space, furniture, communications, stenographic and word-processing equipment, supplies, personnel (including professional, clerical, support and other personnel) and such other facilities and services as shall be suitable to the Executive's position and adequate for the Executive's use in performing the Executive's duties and responsibilities under this Agreement.





EXECUTIVE EMPLOYMENT AGREEMENT - Page 4

                 (e) OTHER EMPLOYMENT BENEFITS. During the Employment Period, the Company shall (i) maintain in full force and effect at the Company's expense and the Executive shall be entitled, pursuant to the terms thereof and subject to qualifying therefor, to full participation in, all of the employee benefit plans and arrangements maintained by the Company on the Effective Date for its executive officers (including without limitation each profit sharing/savings plan, pension and retirement plan and arrangement, if any, stock option plan, life insurance and health and accident plan and arrangement, medical insurance plan, disability plan, and vacation plan), and, (ii) in the event the Company shall adopt any additional employee benefit plans during the Employment Period, the Executive shall be entitled to full participation in each such adopted plan upon satisfaction of the eligibility requirements thereof. The Company shall not make any changes in such plans or arrangements during the Employment Period that would adversely affect the Executive's rights or benefits accrued thereunder at the time of such change; provided, however, the Board may, from time to time, terminate any employee benefit plan then offered or maintained by the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plans or arrangements made available by the Company in the future to its executive and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. To the extent not provided for by any employee benefit plan maintained or adopted pursuant to this subsection (e) of this Section 1.7, the Company shall, at its expense, provide the Executive with an annual complete physical examination conducted by a physician of the Executive's choice, the results of which shall be kept confidential between the Executive and such physician. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Annual Base Salary or Annual Bonus Compensation payable to the Executive pursuant to subsections (a) and (c) of Section 1.6 hereof. Notwithstanding any provision of this Agreement to the contrary, any payments or benefits payable to the Executive hereunder in respect of any fiscal year of the Company during which the Executive is employed by the Company for less than the entire fiscal year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such fiscal year during which the Executive is so employed.

                 (f) REIMBURSEMENT OF EMPLOYEE EXPENSES. The Executive is authorized to incur ordinary, necessary and reasonable expenses in connection with the performance of the Executive's duties and responsibilities under this Agreement and for the promotion of the business and activities of the Company during the Employment Period, including, without limitation, expenses for necessary travel and entertainment and other items of expenses required in the normal and routine course of the Executive's employment hereunder. The Company shall reimburse the Executive from time to time for all such business expenses incurred pursuant to and in conformity with the provisions of this Section and the policies and practices of the Company then in effect relative to the reimbursement of business expenses, provided that the Executive submits to the Company:

                          (1) An account book or similar written record in which the Executive recorded at or near the time each expenditure was made: (i) the amount of the expenditures;
                 (ii) the time, place and designation of the type of entertainment and travel or other expenses, or the date and description of the gift (gifts made to one individual are not to exceed a total of Twenty-Five and No/100 Dollars [$25.00] in any fiscal year); (iii) the business reason





EXECUTIVE EMPLOYMENT AGREEMENT - Page 5
                 for the expenditure and the nature of the business benefit derived or expected to be derived as the result of the expenditure; and (iv) the names, occupations, addresses and other information concerning each person who was entertained or given a gift sufficient to establish the business relationship to the Company; and

                          (2) Documentary evidence (such as supporting receipts or paid bills) which state sufficient information to establish the amount, date, place and essential character of the expenditure, for each expenditure (i) of Twenty-Five and No/100 Dollars ($25.00) or more (except for transportation charges if not readily available) and (ii) for lodging or traveling away from home.

         1.8     TERMINATION.

                 (a) ABSENCE OF A BREACH OF AGREEMENT. This Agreement and the Executive's employment hereunder may be terminated without any breach of this Agreement at any time during the term hereof only by reason of and in accordance with the following provisions:

                          (1) DEATH. If the Executive dies during the term of this Agreement and while in the employ of the Company, the Executive's employment hereunder shall automatically terminate as of the date of the Executive's death, and the Company shall have no further liability hereunder to the Executive or the Executive's estate, except to the extent set forth in Section 1.9(a) hereof.

                          (2) DISABILITY. If, during the term of this Agreement, the Executive shall be prevented from performing the Executive's duties hereunder by reason of becoming totally and permanently disabled as hereinafter defined, then the Company may terminate the Executive's employment hereunder upon written Notice of Termination (effective as of the Date of Termination specified in Section 1.8[d] hereof) to the Executive without any further liability hereunder to the Executive, except as set forth in Section 1.9(b) hereof. For purposes of this Agreement, the Executive shall be deemed to have become totally and permanently disabled when (i) the Executive receives "total disability benefits" under either
                 (a) Social Security, or (b) the Company's long-term disability plan, if any (whether funded with insurance paid for by either the Company or the Executive or self-funded by the Company),
                 (ii) the Board, upon the written report of a qualified physician (after a complete physical examination of the Executive) selected by the Board or the Company's insurers and acceptable to the Executive or the Executive's authorized legal representative (which agreement as to acceptability will not be unreasonably withheld), shall have determined that the Executive has become physically and/or mentally incapable of performing the Executive's duties under this Agreement on a permanent basis even after reasonable accommodations (within the meaning of the Americans With Disabilities Act) have been attempted by the Company for the benefit of the Executive to enable the Executive to perform his duties hereunder, or (iii) the Executive is unable, due to injury, illness or other incapacity (physical or mental), to perform the essential functions, duties and responsibilities of the positions contemplated herein on a full-time basis for the entire time of a continuous period of one hundred eighty (180) consecutive calendar days after





EXECUTIVE EMPLOYMENT AGREEMENT - Page 6
                 its commencement or for an aggregate period of two hundred forty (240) calendar days out of a continuous period of three hundred sixty-five (365) calendar days even after reasonable accommodations (within the meaning of the Americans With Disabilities Act) have been attempted by the Company for the benefit of the Executive to enable the Executive to perform his duties hereunder.

                          (3)     TERMINATION BY THE COMPANY.

                                  (A)      FOR CAUSE.  During the Employment
                          Period, the Company may discharge the Executive for cause and terminate the Executive's employment hereunder upon written Notice of Termination (effective as of the Date of Termination specified in Section 1.8[d] hereof) to the Executive without any further liability hereunder to the Executive or the Executive's estate, except to the extent set forth in Sections 1.9(c) hereof. Such notice of discharge shall describe with reasonable specificity the cause or causes for the termination of the Executive's employment, as well as the effective Date of Termination of employment. For purposes of this Agreement, a discharge for "Cause" shall mean termination of the Executive's employment upon written Notice of Termination to the Executive, limited, however, to one or more of the following reasons:

                                        (i)     the Executive shall have been
                                  convicted by a court of competent
                                  jurisdiction of or admitted to an act of fraud, theft or embezzlement against the Company; or

                                        (ii)    the Executive shall have
                                  otherwise been convicted by a court of
                                  competent jurisdiction of a felony; or

                                        (iii)   the willful and unauthorized
                                  disclosure by the Executive of Trade Secrets
                                  (as defined in Section 1.11[b] hereof) of the Company as determined by the affirmative vote of at least a majority of the Board; or

                                        (iv)    the willful and continued
                                  failure by the Executive to substantially perform his obligations under this Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) which is not remedied within thirty (30) days after a Notice of Termination (as defined in Section 1.8[c] hereof) is delivered to the Executive that specifically identifies, as required below, the facts and circumstances leading the Company to believe that the Executive has willfully and continuously failed to substantially perform his obligations under and in violation of this Agreement. For purposes of this subsection, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interests of the Company. Notwithstanding the foregoing, the





EXECUTIVE EMPLOYMENT AGREEMENT - Page 7

                                  Executive shall not be deemed to have been terminated for Cause without (1) reasonable notice to the Executive setting forth the reasons, facts and circumstances for the Company's intention to terminate for Cause,
                                  (2) an opportunity for the Executive,
                                  together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination pursuant to
                                  Section 1.8(c) hereof, from the Board or its authorized delegate finding that in the Board's good faith determination the Executive was guilty of the conduct set forth above, and specifying the particulars thereof in detail.

                                  (B)      WITHOUT CAUSE.  In the event the
                          Executive's employment hereunder is terminated by the Company pursuant to the provisions of Section 1.8(a)(3)(A) hereof for Cause as determined by the Board and it is subsequently determined by a court of competent jurisdiction that the Company did not have proper Cause to discharge the Executive, then and in such event, notwithstanding any other provision herein to the contrary, the Executive's employment hereunder shall be deemed to have been terminated by the Company in breach of this Agreement without Cause, but with notice pursuant to the provisions of
                          Section 1.8(b) hereof as of the date the Executive's employment was previously terminated by the Company purportedly for Cause, and the Company shall have no liability to the Executive or the Executive's estate other than as set forth in Section 1.9(f)(2) hereof.

                          (4)     TERMINATION BY THE EXECUTIVE.

                                  (A)      REASONS FOR TERMINATION.  The
                          Executive may terminate his employment hereunder (i) for "Good Reason" (as hereinafter defined) at any time upon sixty (60) days written Notice of Termination to the Company, in which event the Company shall have no further liability hereunder to the Executive, except to the extent set forth in
                          Section 1.9(d) hereof, or (ii) voluntarily, at the Executive's option, at any time upon sixty (60) days written Notice of Termination to the Company, in which event the Company shall have no further liability hereunder to the Executive, except to the extent set forth in Section 1.9(e) hereof.

                                  (B)      GOOD REASON.  For purposes of this
                          Agreement, the term "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any of the following circumstances (each of which occurrences shall constitute a "Change"):

                                        (i)     the relocation of the Company's
                                  principal executive offices to a location more than thirty (30) miles from Santa Clara, California, or the Company's requiring the Executive to be based anywhere other than the location described in Section 1.5 hereof, except for travel reasonably required of the Executive in the performance of the Executive's duties on





EXECUTIVE EMPLOYMENT AGREEMENT - Page 8
                                  behalf of the Company to an extent
                                  substantially consistent with the Executive's business travel obligations as of the Effective Date hereof;

                                        (ii)    the failure of the Company to
                                  obtain an agreement, satisfactory to the Executive, from any and all successors to assume and agree to perform this Agreement, as contemplated in Section 2.4 hereof;

                                        (iii)   any purported termination by
                                  the Company of the Executive's employment otherwise than as expressly permitted by this Agreement, including, but not limited to, any purported termination which is not effected pursuant to a Notice of Termination satisfying the requirements of subsections
                                  (c) and (d) of this Section 1.8 hereof (and, if applicable, the requirements of Section 1.8[a][3] hereof);

                                        (iv)    any failure by the Company to
                                  comply with any material provision of this Agreement that has not been cured within ten
                                  (10) business days after written notice of such noncompliance has been delivered by the Executive to the Company; or

                                        (v)     the occurrence of a "Change of
                                  Control" of the Company, as defined below, if the Executive terminates this Agreement within one (1) year after such Change of Control.

                                  The Executive's continued employment shall
                          not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. For purposes of this Section 1.8(a)(4)(B), any good faith determination of "Good Reason" made by the Executive shall constitute and create a reasonable presumption of Good Reason, subject to rebuttal by the Company.

                                  (C) CHANGE OF CONTROL. For the purposes of this Agreement, a "Change of Control" of the Company shall mean:

                                        (i)     the transfer, through one
                                  transaction or a series of related
                                  transactions, either directly or indirectly, or through one or more intermediaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, or the last of any series of transfers that results in the transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the





EXECUTIVE EMPLOYMENT AGREEMENT - Page 9

                                  Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                                        (ii)    approval by the shareholders of
                                  the Company entitled to vote thereon of a merger or consolidation, the result of which is that persons who were the shareholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own or otherwise beneficially hold more than 40% of the combined voting power of the surviving or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

                                        (iii)   the transfer, through one
                                  transaction or a series of related
                                  transactions, either directly or indirectly, or through one or more intermediaries, of more than 50% of the assets of the Company, or the last of any series of transfers that results in the transfer of more than 50% of the assets of the Company. For purposes of this Section 1.8(a)(4), the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the most recent audited consolidated financial statements of the Company as certified by its independent accountants; or

                                        (iv)    During any fiscal year of the
                                  Company, individuals who at the beginning of such year constitute the Board of the Company and any new director or directors whose election to the Board was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such year or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

                 (b) TERMINATION BY THE COMPANY WITH NOTICE. Notwithstanding any provision in this Agreement to the contrary, the Company may terminate the Executive's employment hereunder for a reason other than as set forth in Subparagraphs (a)(1), (a)(2), or
         (a)(3) of this Section 1.8 upon written Notice of Termination (effective as of the Date of Termination specified in Section 1.8[d] hereof) to the Executive without any further liability hereunder to the Executive, except to the extent set forth in Sections 1.9(f)(1) hereof.

                 (c) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection [a][1] of this Section 1.8 hereof) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined in





EXECUTIVE EMPLOYMENT AGREEMENT - Page 10

         Section 1.8[d] hereof) is other than the date of delivery of such notice, specifies the termination date (which date shall not be less than ten [10] days after the delivery of such notice).

                 (d) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (a)(2) of Section 1.8 hereof (relating to disability), thirty (30) days after Notice of Termination is delivered to the Executive (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty [30] day period), (iii) if the Executive's employment is terminated pursuant to subsection (a)(3) of Section 1.8 hereof (relating to Cause), ten (10) days after Notice of Termination is delivered to the Executive, and (iv) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, subject to other applicable provisions of this Agreement.

         1.9     COMPENSATION UPON TERMINATION.

                 (a) DEATH. In the event the Executive's employment hereunder is terminated pursuant to the provisions of Section 1.8(a)(1) hereof due to the death of the Executive, the Company shall have no further obligation to the Executive or the Executive's estate, except to pay to the Executive's spouse, or if the Executive leaves no spouse, to the estate of the Executive (i) any accrued, but unpaid, Annual Base Salary, any authorized but unreimbursed business expenses, and any vacation benefits which have accrued as of the date of death, but were then unpaid or unused, and (ii) any accrued, but unpaid, Annual Bonus Compensation to the date of death, but without accelerating the bonus payment date. Any amount due the Executive under clause (i) of this Paragraph shall be paid in a lump-sum cash payment within thirty (30) days after the death of the Executive and any amount due the Executive under clause (ii) of this Paragraph shall be paid in accordance with the Bonus Resolution.

                 (b) DISABILITY. In the event the Executive's employment hereunder is terminated pursuant to the provisions of Section 1.8(a)(2) hereof due to the Disability of the Executive, the Company shall be relieved of all of its obligations under this Agreement, except to pay the Executive (i) any accrued, but unpaid Annual Base Salary, any authorized but unreimbursed business expenses, and any vacation benefits which have accrued as of the effective Date of Termination of the Executive's employment hereunder due to Disability, but then remain unpaid, (ii) any accrued, but unpaid, Annual Bonus Compensation to the effective Date of Termination due to Disability, but without accelerating the bonus payment date, and (iii) an amount equal to one year's Annual Base Salary of the Executive in effect on the effective Date of Termination due to Disability, less any proceeds payable to the Executive under disability insurance, if any, for the twelve-month period immediately following the effective Date of Termination due to Disability. The provisions of the preceding sentence shall not affect the Executive's rights to receive payments under the Company's disability insurance plan, if any. Any amount due the Executive under clause (i) of this Paragraph shall be paid in a lump-sum cash payment within thirty (30) days after the effective Date of Termination of the Executive's employment hereunder, any amount due the Executive under clause (ii) of this Paragraph shall be paid in accordance with the Bonus Resolution, and any amount due the Executive under clause (iii) of this Paragraph shall be paid





EXECUTIVE EMPLOYMENT AGREEMENT - Page 11 in accordance with the Company's regular payroll periods during the twelve-month period immediately following the effective Date of Termination due to Disability of the Executive.

                 (c) CAUSE. In the event the Executive's employment hereunder is terminated by the Company for Cause pursuant to the provisions of Section 1.8(a)(3) hereof, the Company shall have no further obligation to the Executive under this Agreement, except to pay the Executive (i) any accrued, but unpaid, Annual Base Salary, any authorized but unreimbursed business expenses, and any vacation benefits which have accrued as of the effective Date of Termination of the Executive's employment hereunder, but were then unpaid or unused, and (ii) any accrued, but unpaid, Annual Bonus Compensation to the effective Date of Termination, but without accelerating the bonus payment date. Any amount due the Executive under clause (i) of this Paragraph shall be paid in a lump-sum cash payment within thirty (30) days after the effective Date of Termination of the Executive's employment hereunder and any amount due the Executive under clause
         (ii) of this Paragraph shall be paid in accordance with the Bonus Resolution.

                 (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. In the event this Agreement is terminated by the Executive pursuant to the provisions of Section 1.8(a)(4)(A)(i) hereof, the Executive shall be entitled to receive (i) any accrued, but unpaid, Annual Base Salary, any authorized but unreimbursed business expenses, and any vacation benefits which have accrued as of the effective Date of Termination of the Executive's employment hereunder, but were then unpaid or unused,
         (ii) any accrued, but unpaid, Annual Bonus Compensation to the effective Date of Termination, but without accelerating the bonus payment date, and (iii) an amount in cash equal to three (3) times the average aggregate annual compensation of the Executive as determined from the sum of the Executive's Annual Base Salary and Annual Bonus Compensation for the five (5) fiscal years of the Company ended immediately prior to the effective Date of Termination of the Executive's employment with the Company. Any amount due the Executive under clause (i) of this Paragraph shall be paid in a lump-sum cash payment within thirty (30) days after the effective Date of Termination of the Executive's employment hereunder, any amount due the Executive under clause (ii) of this Paragraph shall be paid in accordance with the Bonus Resolution, and any amount due the Executive under clause (iii) of this Paragraph shall be paid in a lump-sum cash payment within thirty (30) days after the effective Date of Termination of the Executive's employment hereunder.

                 (e) TERMINATION BY THE EXECUTIVE WITH NOTICE. In the event the Executive's employment hereunder is voluntarily terminated by the Executive pursuant to the provisions of Section 1.8(a)(4)(A) hereof for other than Good Reason, the Executive shall be entitled to receive (i) any accrued, but unpaid, Annual Base Salary, any authorized but unreimbursed business expenses, and any vacation benefits which have accrued as of the effective Date of Termination of the Executive's employment hereunder, but were then unpaid or unused, and (ii) any accrued, but unpaid, Annual Bonus Compensation to the effective Date of Termination but without accelerating the bonus payment date. Any amount due the Executive under clause (i) of this Paragraph shall be paid in a lump-sum cash payment within thirty (30) days after the effective Date of Termination of the Executive's employment hereunder, and any amount due the Executive under clause
         (ii) of this Paragraph shall be paid in accordance with the Bonus Resolution.





EXECUTIVE EMPLOYMENT AGREEMENT - Page 12

                 (f)      TERMINATION BY THE COMPANY WITH NOTICE.

                          (1) PURSUANT TO SECTION 1.8(b). In the event the Executive's employment hereunder is terminated by the Company pursuant to the provisions of Section 1.8(b) hereof, the Executive shall be entitled to receive (i) any accrued, but unpaid, Annual Base Salary, any authorized but unreimbursed business expenses, and any vacation benefits which have accrued as of the effective Date of Termination of the Executive's employment hereunder, but were then unpaid or unused, (ii) any accrued, but unpaid, Annual Bonus Compensation to the effective Date of Termination, but without accelerating the bonus payment date, and (iii) an amount in cash equal to three (3) times the average aggregate annual compensation of the Executive as determined from the sum of the Executive's Annual Base Salary and Annual Bonus Compensation for the five (5) fiscal years of the Company ended immediately prior to the effective Date of Termination of the Executive's employment with the Company. Any amount due the Executive under clause (i) of this Paragraph shall be paid in a lump-sum cash payment within thirty (30) days after the effective Date of Termination of the Executive's employment hereunder, any amount due the Executive under clause (ii) of this Paragraph shall be paid in accordance with the Bonus Resolution, and any amount due the Executive under clause (iii) of this Paragraph shall be paid in a lump-sum cash payment within thirty (30) days after the effective Date of Termination of the Executive's employment hereunder.

                          (2) PURSUANT TO SECTION 1.8(A)(3)(B). In the event the Executive's employment is purportedly terminated by the Company pursuant to the provisions of Section 1.8
                 (a)(3)(A) for Cause and it is subsequently determined by a court of competent jurisdiction that the Company did not have adequate Cause to discharge the Executive, the Executive shall be entitled to receive (i) the amount of compensation set forth in Section 1.9(f)(1) immediately above, less any amount previously paid to the Executive pursuant to the provisions of
                 Section 1.9(c) hereof, and (ii) the amount of the reasonable attorneys' fees, plus court costs incurred by the Executive in contesting that the Executive was improperly discharged by the Company for Cause. Any amount due the Executive under clauses
                 (i) and (ii) of this Paragraph shall be paid in a lump-sum cash payment within thirty (30) days after the rendition of a final judgment (after all appeals have been exhausted) determining that the Executive was not terminated for Cause or the date of final compromise and settlement of such issue between the parties, as applicable.

         1.10 CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. Notwithstanding any provision of this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax and any such interest and penalties being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive shall retain an amount of the Gross-





EXECUTIVE EMPLOYMENT AGREEMENT - Page 13

Up Payment free and clear of all claims, taxes and impositions equal to the Excise Tax imposed upon the Payments.

         1.11 PROTECTIVE COVENANTS. The Executive recognizes that the Executive's employment by the Company exacts the highest standards of trust and confidence because (i) the Executive has become fully familiar with and will further enhance his knowledge of all aspects of the Company's business and that of its subsidiaries during the Executive's Employment Period with the Company,
(ii) certain information of which the Executive has secured or will gain knowledge during the Executive's Employment Period is proprietary and confidential information which is of special and peculiar value to the Company or its subsidiaries, and (iii) if any such proprietary and confidential information were imparted or otherwise disclosed to or became known by any person, including the Executive, engaging in a business in competition with that of the Company or its subsidiaries, hardship, loss and irreparable injury and damage could result to the Company or its subsidiaries, the measurement of which would be difficult if not impossible to ascertain. Therefore, the Executive agrees that it is necessary for the Company to protect its business and that of its subsidiaries from such potential damage, and the Executive further agrees that the following covenants constitute a reasonable and appropriate means, consistent with the best interests of both the Executive and the Company, to protect the Company or its subsidiaries against such potential damage and shall apply to and be binding upon the Executive as provided herein.

                 (a) PROPRIETARY INFORMATION. The Executive acknowledges that any and all inventions, improvements, discoveries, formulae, processes, products or designs developed by the Executive alone or in conjunction with others in connection with the Company's business during the term of the Executive's Employment Period with the Company ("Proprietary Information") shall be the sole and absolute property of the Company in perpetuity, that the Executive shall promptly disclose such Proprietary Information to the Company, and the Executive shall have no right, title or interest therein or to receive additional monies therefor, regardless of whether development occurred during normal employment hours or any other time during the term of the Executive's Employment Period with the Company. The Executive shall assist the Company in obtaining patents on all such Proprietary Information deemed patentable by the Company and shall execute all documents necessary to obtain such patents and to vest the Company with full and complete title to the patents and to protect the patents against infringement by others. For purposes of this Agreement, an invention or concept shall be deemed to have been made during the period of the Executive's Employment Period if, during such period, the invention or concept was conceived or first actually reduced to practice, and the Executive agrees that any patent application filed by the Executive within one (1) year after the termination of the Executive's employment with the Company shall be presumed to relate to an invention or concept made or discovered during the term of the Executive's Employment Period with the Company, unless the Executive can establish the contrary.

                 (b) TRADE SECRETS. The Executive further acknowledges that the Company or its subsidiaries has developed unique skills, concepts, sales presentations, marketing programs, marketing strategy, business practices, methods of operation, trademarks, licenses, technical information, Proprietary Information, computer software programs, tapes and discs concerning its operations, systems, customer lists, customer leads, documents identifying past, present and future customers, hiring and training methods, financial and other confidential and proprietary





EXECUTIVE EMPLOYMENT AGREEMENT - Page 14 information concerning its business operations and products ("Trade Secrets"). The Executive recognizes that the Executive's position with the Company is one of the highest trust and confidence by reason of the Executive's access to and contact with certain Trade Secrets of the Company and its subsidiaries. The Executive agrees and covenants to use the Executive's best efforts and to exercise utmost diligence to protect and safeguard the Trade Secrets of the Company and its subsidiaries. The Executive further agrees and covenants that, except as may be required by the Company in connection with this Agreement, or with the prior written consent of the Company, the Executive shall not, either during the term of this Agreement or thereafter, directly or indirectly, use for the Executive's own benefit or for the benefit of another, or disclose, disseminate, or distribute to another, any Trade Secret (whether or not acquired, learned, obtained, or developed by the Executive alone or in conjunction with others) of the Company or its subsidiaries or of others with whom the Company or its subsidiaries has a business relationship. All memoranda, notes, records, drawings, documents, or other writings whatsoever made, compiled, acquired, or received by the Executive during the term of this Agreement, arising out of, in connection with, or related to any activity or business of the Company or its subsidiaries, including, but not limited to, the Company's customers, suppliers, or others with whom the Company has a business relationship, the Company's arrangements with such parties, and the Company's pricing and product policies and strategies, are, and shall continue to be, the sole and exclusive property of the Company, and shall, together with all copies thereof and all advertising literature, be returned and delivered to the Company by the Executive immediately, without demand, upon the termination of this Agreement, or at any time upon the Company's demand.

                 (c) RESTRICTION ON SOLICITING CUSTOMERS OF THE COMPANY OR ITS SUBSIDIARIES. The Executive covenants that for a period of two
         (2) years following the effective Date of Termination of this Agreement, the Executive will not, either directly or indirectly, (i) disclose or otherwise make known to any person or entity the names or addresses of any of the customers of the Company or its subsidiaries,
         (ii) call on, solicit, or entice away, or attempt to call on, solicit or entice away any of the customers of the Company or its subsidiaries with whom the Executive became acquainted during the Executive's Employment Period with the Company, either for himself or for any other person, firm, corporation or other business entity.

                 (d) SURVIVAL OF COVENANTS. Each covenant of the Executive set forth in this Section 1.11 shall survive the termination of this Agreement and shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of such covenants.

                 (e) REMEDIES. In the event of breach or threatened breach by the Executive of any provision of this Section 1.11, the Company shall be entitled to equitable relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, in addition to any other legal or equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of such breach or violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach or violation, or threatened breach or violation, and





EXECUTIVE EMPLOYMENT AGREEMENT - Page 15 the pursuit of one or more of such remedies at any time shall not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach or violation, or threatened breach or violation, or as to any other breach or violation, or threatened breach or violation.

                 (f) NO EFFECT ON NONCOMPETITION AGREEMENT. The Executive acknowledges that on even date herewith the Executive entered into a Noncompetition Agreement with Vertex Communications Corporation, a Texas corporation ("Vertex") and the Company, which is a wholly-owned subsidiary of Vertex, arising from the merger of TIW (a corporation in which the Executive was a director, executive officer and a shareholder owning approximately twenty-one percent (21%) of the issued and outstanding capital stock thereof) with and into the Company whereby the Company as the surviving corporation in the merger acquired all of the assets and business of TIW. The Executive acknowledges and agrees that the Noncompetition Agreement and this Agreement are independent agreements which are separately enforceable against the Executive in accordance with the respective terms thereof.

         The Executive hereby acknowledges that the Executive's agreement to be bound by the protective covenants set forth in this Section 1.11 was a material inducement for the Company entering into this Agreement and agreeing to pay the Executive the compensation, benefits and other amounts set forth herein.


                                       2

                               GENERAL PROVISIONS

         2.1 NOTICES. All notices, requests, consents, demands and all other communications required or otherwise provided for under this Agreement shall be in writing and shall be deemed to have been duly issued when delivered on the date personally delivered or on the date deposited in a receptacle maintained by the United States Postal Service for such purpose, postage prepaid, by certified mail, return receipt requested, addressed to the respective parties as follows:

         If to the Executive:     Dr. Rein Luik
                                  c/o TIW Systems, Inc.
                                          2211 Lawson Lane
                                          Santa Clara, California 95054


         If to the Company:       TIW Systems, Inc.
                                          c/o Vertex Communications Corporation
                                          2600 North Longview Street
                                          Kilgore, Texas 75662
                                          Attn:    Chairman of the Board





EXECUTIVE EMPLOYMENT AGREEMENT - Page 16 or to such other address as any party hereto may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt by the addressee.

         2.2 SEVERABILITY. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

         2.3 WAIVER, MODIFICATION AND INTEGRATION. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This Agreement contains the entire agreement of the parties concerning employment of the Executive by the Company and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and the payment of any severance or similar payment by the Company or TIW Systems, Inc., a California corporation ("TIW"), to the Executive upon the termination of the Executive's employment, including, but not limited to, any obligation of TIW or the Company to the Executive under the STEP Multiple Employer Supplemental Benefit Plan ("TIW Supplemental Benefit Plan"), and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated. Notwithstanding the preceding, the Executive shall be entitled to receive any benefit payable by a third party to the Executive under the TIW Supplemental Benefit Plan, and the payment of such benefit by a third party shall not affect the Company's obligations to the Executive hereunder. This Agreement may not be modified, altered or amended except by written agreement of the parties hereto.

         2.4 SUCCESSORS; BINDING EFFECT. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon the Executive, the Executive's heirs, executors and legal representatives; provided, however, that the Company shall not assign this Agreement without the written consent of the Executive. The Company shall require any and all successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had occurred. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and shall entitle the Executive to terminate his employment for Good Reason, as herein defined. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its respective business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 2.4 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement and all rights of the Executive hereunder shall, inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement.





EXECUTIVE EMPLOYMENT AGREEMENT - Page 17

         2.5 GOVERNING LAW. The parties hereto agree that the laws of the State of California shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the respective parties hereto.

         2.6 REPRESENTATION OF EXECUTIVE. The Executive hereby represents and warrants to the Company that the Executive has not previously assumed any obligations inconsistent with those contained in this Agreement. The Executive further represents and warrants to the Company that the Executive has entered into this Agreement pursuant to the Executive's own initiative and that the Company did not induce the Executive to execute this Agreement in contravention of any existing commitments. The Executive acknowledges that the Company has entered into this Agreement in reliance upon the foregoing representations of the Executive.

         2.7 SURVIVAL. The provisions of Section 1.9, 1.10 and 1.11 shall survive the termination of this Agreement and the termination of the employment relationship created hereunder to the extent necessary or reasonably appropriate to effectuate the intents and purposes of the parties hereto as expressed in such Sections.

         2.8 COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same document.


         IN WITNESS WHEREOF, the respective parties hereto have each executed this Agreement as of the day and year first above written, effective as of the Effective Date.

                                        TIW SYSTEMS, INC.


                                        By: /s/ J. Rex Vardeman
                                           -------------------------------------
                                           J. REX VARDEMAN,
                                           Chairman of the Board

ATTEST:



/s/ Joe A. Ylitalo
-----------------------

Secretary                               EXECUTIVE:


                                        /s/ Rein Luik
                                        ----------------------------------------
                                        REIN LUIK





EXECUTIVE EMPLOYMENT AGREEMENT - Page 18